GENSPERA ANNOUNCES $3.33 MILLION REGISTERED PUBLIC OFFERING

SAN ANTONIO, Texas, May 29, 2014 – GenSpera, Inc. (OTCQB:GNSZ) announced that it has entered into definitive agreements with investors to purchase an aggregate of approximately $3.33 million units, in a registered public offering, at a price per unit of $0.80. Each unit consists of one share of common stock, one-half of a Series A warrant, one Series B warrant and one Series C warrant. The Series A warrants will be exercisable into approximately 2.1 million shares of the company’s common stock at an exercise price of $1.15 per share, are exercisable immediately and have a term of exercise equal to five years. The Series B warrants will be exercisable into approximately 4.2 million shares of the company’s common stock at an exercise price of $0.85, are exercisable immediately and have a term of exercise of 9 months. The Series C warrants will be exercisable into approximately 4.2 million shares of the company’s common stock at an exercise price of $0.85, are immediately exercisable and have a term of exercise of one year. The anticipated closing of the offering is expected on or about June 3, 2014, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC, acted as the exclusive placement agent in connection with the offering.

The securities described above are being offered by GenSpera, Inc. pursuant to the registration statement (File No. 333-194678), which was declared effective by the United States Securities and Exchange Commission, or the SEC, on May 23, 2014. A prospectus supplement related to the offering will be filed with the SEC. The securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from GenSpera, Inc. and at the SEC's website at www.sec.gov or by request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of GenSpera Inc.’s common stock or warrants. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Additional details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer with the Securities and Exchange Commission (“SEC”) available at www.sec.gov.

About GenSpera

GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that provides for the targeted release of drug candidates within a tumor. Unlike typical chemotherapeutic agents, thapsigargin results in cell death irrespective of the rate of cell division, which may provide an effective approach to kill both fast- and slow-growing cancers. GenSpera’s lead drug candidate, G-202, is activated by the enzyme PSMA, which is found at high levels in the vasculature of liver and glioblastoma cancers and in the vasculature of almost all other solid tumors. G-202 is therefore expected to have potential efficacy in a wide variety of tumor types.

G-202 Phase II clinical trials are underway in both hepatocellular carcinoma and glioblastoma.

For more information, please visit the Company’s website: www.genspera.com or follow us on Twitter @GenSperaNews.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

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CONTACT:

Company:	Craig Dionne, PhD, CEO
GenSpera, Inc. (210) 479-8112

Media:	Deanne Eagle
Planet Communications (917) 837-5866

Investors:	John Baldissera
BPC Financial Marketing (800) 368-1217